UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ACME COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2101 E. Fourth Street, Suite 202A
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2007

To Our Stockholders:

        ACME Communications, Inc. will hold its Annual Meeting of Stockholders at 11600 Wilshire Blvd., Suite 2300, Los Angeles, California on Friday, June 1, 2007 at 9:00 a.m. (local time) for the following purposes:

1.	To elect eight directors;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent accountants for 2007; and

3.	To transact such other business as may properly come before the meeting.

         Stockholders who owned stock at the close of business on April 27, 2007 are entitled to vote at this meeting and any adjournments. Even though you may plan to attend the meeting, we ask that you sign and date the enclosed proxy card, and return it without delay in the enclosed postage-paid envelope. If you are present, you may withdraw your proxy card and vote in person.

        Please sign, date and mail the enclosed proxy card promptly in the enclosed envelope so that your shares of stock may be present at the meeting.

By order of the Board of Directors, /s/Jamie Kellner Jamie Kellner Chairman of the Board & Chief Executive Officer

April 30, 2007

2101 E. Fourth Street, Suite 202A
Santa Ana, California 92705

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 2007

GENERAL

         The Board of Directors of ACME Communications, Inc. (the “Company”) is soliciting the enclosed proxy for use at our Annual Meeting of Stockholders to be held on Friday, June 1, 2007 at 11600 Wilshire Blvd., Suite 2300, Los Angeles, California at 9:00 a.m. (local time) and at any adjournment thereof (the “Annual Meeting” or the “Meeting”). The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 7, 2007.

          We will vote all valid and properly executed proxies that we receive before the Annual Meeting in accordance with the instructions specified in the proxy. If proxies do not give any instructions, we will vote shares FOR: (1) the election of the named nominees for director and (2) the ratification of Mayer Hoffman McCann P.C.‘s appointment as our independent accountants for 2007. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment.

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting. You may do this by (a) delivering to the Secretary of the Company, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

         We will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock such brokers and nominees hold of record. We will reimburse them for their reasonable forwarding expenses. Our directors, officers and regular employees, without extra compensation, may solicit proxies personally, by telephone, by mail or by other means of communication.

VOTING SECURITIES

         Each share of common stock has one vote on all matters submitted to our stockholders at the Annual Meeting. Stockholders of record at the close of business on April 27, 2007 are entitled to vote at the Annual Meeting. On April 27, 2007, our issued and outstanding voting securities consisted of 16,046,763 shares of common stock.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote will constitute a quorum for the meeting. Assuming such a quorum is present, for the purpose of electing directors, the affirmative vote of a plurality of votes cast is necessary to approve the election of a director. For the purpose of approving all other proposals presented to our stockholders at the Annual Meeting, the affirmative vote of a majority in voting power of the shares of common stock that are present in person or by proxy and entitled to vote thereon is necessary for approval.

Counting of Votes

         Our inspector of elections will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and will be treated as votes cast and have the same effect as a vote against a proposal. Under Delaware law, if you hold your shares in “street name” through a broker or nominee and do not provide specific voting instructions with respect to any matter, your broker or nominee will have discretionary authority to vote on routine matters and those shares will be counted for general quorum purposes.

BOARD OF DIRECTORS

Election of Directors

         The nominees proposed for election are Jamie Kellner, Douglas Gealy, Thomas Allen, John Conlin, Michael Corrigan, Thomas Embrescia, Brian McNeill and Frederick Wasserman. Each of these nominees has been proposed by the Nominating and Governance Committee and will serve until the annual meeting of stockholders in 2008 or until his successor is elected and qualified.

         Each nominee has indicated his willingness to serve if elected, but if any nominee should become unable to serve, we will vote your proxies for the election of such other person as our directors select.

Nominees for Election as Directors

         The following table sets forth information about our directors as of April 27, 2007, each of whom is a nominee for election as a director.

Name	Age	Position	Year First Elected / Appointed
Jamie Kellner	60	Chairman of the Board and Chief Executive Officer	1997
Douglas Gealy	46	President, Chief Operating Officer and Director	1997
Thomas Allen	54	Executive Vice President, Chief Financial Officer and Director	1997
John Conlin	48	Director	2005
Michael Corrigan	49	Director	2004
Thomas Embrescia	60	Director	1998
Brian McNeill	51	Director	1999
Frederick Wasserman	52	Director	2006

          Jamie Kellner is one of our founders and has served as our Chief Executive Officer and Chairman of the Board since 1997. Mr. Kellner was also a founder and served as Chairman and Chief Executive Officer of The WB Network from 1993 to 2004. Additionally, from March 2001 through March 2003, Mr. Kellner served as Chairman and Chief Executive Officer of AOL Time Warner’s Television Networks division. Mr. Kellner was President of Fox Broadcasting Company from its inception in 1986 to 1993.

          Douglas Gealy is one of our founders and has served as our President and Chief Operating Officer and as a member of our Board since 1997. Before founding ACME, Mr. Gealy served for one year as Executive Vice President of Benedek Broadcasting Corporation. From 1991 to 1996, Mr. Gealy was a Vice President and General Manager of WCMH and, under a local marketing agreement, WWHO, both of which are television stations in Columbus, Ohio, and following the acquisition of these stations by NBC, served as President and General Manager of these stations.

          Thomas Allen is one of our founders and has served as our Executive Vice President and Chief Financial Officer and as a member of our Board since 1997 and from June 1996 until 1997 was involved in development activities for ACME. From August 1993 to May 1996, Mr. Allen was the Chief Operating Officer and Chief Financial Officer for Virgin Interactive Entertainment. Before that, Mr. Allen served as Senior Vice President and Chief Financial Officer of Fox Broadcasting Company from its inception in 1986 to 1993.

          John Conlin has served as a member of our Board since February 2005. Mr. Conlin is the Co-President of NWQ Investment Management Company, LLC (“NWQ”), a position he’s held since May 2006. NWQ is an asset management subsidiary of Nuveen Investments, Inc. Prior to joining NWQ, Mr. Conlin was a managing director of Tano Capital, an international investment management firm, from January 2004 to May 2006. From 2001 through 2003, Mr. Conlin served as the Chief Executive Officer of Robertson Stephens, Inc., an investment banking firm, and as its Chief Operating Officer from 1999 through 2001. Prior to that, he enjoyed a 16-year career at Credit Suisse First Boston, serving in a variety of executive roles in areas such as U.S. Institutional Sales, European Equities, and European Emerging Markets. Mr. Conlin also serves on the Board of Directors of Pope Resources (NASDAQ: POPEZ) and also serves on the Corporate Advisory Board of the University of Michigan.

          Michael Corrigan was appointed to the Board in April 2004. Mr. Corrigan is a media and entertainment executive and consultant. He is currently Vice Chairman of Afterburner Films, an independent motion picture producer. He also serves on the board of directors and audit committee of the board of directors of Atari, Inc. (NASDAQ: ATAR), a publisher and distributor of videogames. He is also a principal of Shelbourne Capital Partners, LLC, (“Shelbourne”), a company which he co-founded in 1999. Shelbourne is a financial advisory and merchant banking firm that focuses on media, entertainment and early stage software companies. Prior to forming Shelbourne, he was a private investor. From 1997 to 1998, Mr. Corrigan served as Senior Executive Vice President and Chief Financial Officer at Metro-Goldwyn-Mayer Inc. Before that, from 1978 to 1997, Mr. Corrigan held various positions in a 19-year career with the international accounting firm, Price Waterhouse LLP, including as senior partner in the firm’s Entertainment, Media and Communications practice.

          Thomas Embrescia has served as a member of our Board since we acquired WTVK, a television station, from Second Generation Television, Inc. in June 1998. Mr. Embrescia is the Chairman and principal investor of Second Generation Television, a company he formed in 1993. In addition, he also serves as Chairman and Chief Executive Officer and is a principal investor in several other media and marketing related businesses, including Employ Media, LLC the official operator of the top level domain called .jobs. Mr. Embrescia has over 32 years of experience in the broadcasting and media industry.

          Brian McNeill has served as a member of our Board since July 1999. Since 1996, he has been the Managing General Partner of Alta Communications, a private venture capital firm he co-founded, which specializes in the communications industry. Since 1986, Mr. McNeill has been a general partner of various funds affiliated with Burr, Egan, Deleage & Co., a private equity firm which specializes in investments in the communications and technology industries. He currently serves on the board of Radio One, Inc., a publicly traded company on the NASDAQ Global Market, and on the boards of several private companies in the radio and television business.

         Frederick Wasserman has served as a member of our Board since December 2006. Mr. Wasserman currently provides financial and management consultant services to small and micro-cap companies.  From 2005 through 2006, Mr. Wasserman served as Chief Operating and Chief Financial officer of Mitchell & Ness Nostalgia Company, a manufacturer and distributor of licensed sportswear. From 2002 through 2005, he served as the President of Goebel of North America, the U.S. subsidiary of W. Goebel Porzellanfabrik GmbH & Co., an international manufacturer of collectibles, gifts and home decor, which he joined in 2001 as the Chief Financial Officer.  From 1995 to 2001, Mr. Wasserman served in various management positions for Papel Giftware, a privately owned giftware company.  Mr. Wasserman currently serves on the board of directors of Allied Defense Group, Inc., a publicly traded company on the American Stock Exchange and of TeamStaff, Inc., a publicly traded company on the NASDAQ Global Market.

                 The Board of Directors has, and upon re-election of the eight nominees, will have one vacancy. Messrs. Kellner, Gealy and Allen, who are officers of the Company, are not independent directors. The Board has determined that Messrs. Conlin, Corrigan, Embrescia, McNeill and Wasserman are independent directors within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market Marketplace Rules (“NASDAQ Rules”).

The Board of Directors unanimously recommends a vote FOR the election of the directors listed above. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the above nominees.

Directors’ Compensation

Director Compensation Table

         The following table sets forth the compensation earned for the year ended December 31, 2006 for services performed for us as a director by each member of our Board of Directors, other than Jamie Kellner, Douglas Gealy and Thomas Allen, who are also executive officers of the Company. Please see the Summary Compensation Table for compensation information relating to Messrs. Kellner, Gealy and Allen.

Name	Fees Paid or Earned in Cash ($)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
James Collis (1)	--	--	--	--
John Conlin	20,000	--	--	20,000
Michael Corrigan	28,000	--	--	28,000
Thomas Embrescia	--	--	--	--
Brian McNeill	--	--	--	--
Frederick Wasserman	550	13,636	--	13,636

(1)	Mr. Collis resigned from the Company’s Board of Directors effective April 10, 2007.

(2)	Mr. Corrigan’s fees include $8,000 as additional compensation for chairing the Audit Committee.

(3)

This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123R, Share-based Payments (“SFAS 123R”), of an award granted pursuant to our 1999 Stock Incentive Plan. The full grant date fair value of this award, computed in accordance with SFAS 123R, was approximately $53,000. See Note 2 of the consolidated financial statements in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards.

(4)	As of December 31, 2006, each of the following directors had stock options outstanding to purchase shares of our common stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Name	Aggregate Number of Shares Underlying Stock Options
John Conlin	20,000
Michael Corrigan	20,000
Frederick Wasserman	20,000

         Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board of Directors or on any Board committee. The Company does not have a standard compensation arrangement with its non-employee directors. Messrs. Collis, Embrescia and McNeill did not receive any cash compensation for their service on the Board of Directors in 2006. Messrs. Conlin, Corrigan and Wasserman receive an annual fee of $20,000, payable quarterly in arrears, for their service on the Board of Directors. Mr. Corrigan receives an additional annual fee of $8,000 for his service as the Chairman of the Audit Committee. No other directors receive additional compensation for service on any committees of the Board. All non-employee directors are eligible to participate in our 1999 Stock Incentive Plan. The Company does not have an established policy for equity awards to non-employee directors based on a non-discretionary formula, and all such option grants are determined in the discretion of the Board. On December 21, 2006, Mr. Wasserman was granted options to purchase 20,000 shares of the Company’s stock, at an exercise price of $4.89 per share, the closing price of our stock on the date of the option grant. The option vested 25% on the date of grant and vests an additional 25% on each of the succeeding three anniversaries of the issue date. No other grants of stock options were made to our directors in 2006. All directors are reimbursed for expenses they incur in attending Board and committee meetings.

Board of Directors Meetings

         The Board of Directors met six times during 2006. Each of our directors attended at least 75% of the aggregate number of board meetings and meetings of committees on which he served in 2006.

Board Committees and Corporate Governance

         We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each Committee operates under a written charter adopted by our Board of Directors. The full text of all of our committee charters is available on the Company’s website at www.acmecommunications.com.

Audit Committee

         Our Audit Committee is comprised of Michael Corrigan (Chairman), John Conlin and Frederick Wasserman. Our Board has determined that each Audit Committee member is independent, and Messrs. Corrigan and Wasserman are financial experts under the rules and regulations of the SEC and the NASDAQ Rules. Our Audit Committee engages our independent public accountants, reviews with the independent public accountants the plans and results of such audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of our internal accounting controls and reviews our critical accounting policies and is responsible for overseeing a variety of other accounting and financial reporting issues as enumerated in its charter. The Audit Committee met five times in 2006.

Compensation Committee

         Our Compensation Committee is comprised of Brian McNeill (Chairman) and Thomas Embrescia. The committee evaluates the compensation and employment agreement terms of our executive officers and makes recomendations to the Board of Directors regarding such matters. The Committee also administers our 1999 Stock Incentive Plan. The Compensation Committee met three times in 2006.

Nominating and Governance Committee

         Our Nominating and Governance Committee was formed in April 2004 and is comprised of Michael Corrigan, Thomas Embrescia, Brian McNeill and Frederick Wasserman. The board has determined that each of the members of the committee qualifies as an independent director as defined under the NASDAQ Rules. The Nominating and Governance Committee identifies, evaluates and recommends to the Board candidates for appointment or election to the board, as appropriate. It also evaluates the nature, structure and composition of other Board committees. In connection with Mr. Wasserman’s appointment to the board in December 2006, the committee discussed Mr. Wasserman’s candidacy and qualifications and, upon consensus of the committee, recommended to the board that Mr. Wasserman be appointed director. In April 2007, upon the resignation of James Collis from our Board of Directors, our Board appointed Mr. Wasserman to the Nominating and Governance Committee and appointed him to replace Mr. Collis as the committee’s chairman. The committee has met and determined that all those persons named as nominees in this proxy statement be nominated for election to the Board of Directors. The committee will meet at other times as needed to consider candidates to fill any vacancies that may occur.

         At least once a year, the committee will consider whether the number of directors is appropriate for the Company’s needs and recommend to the Board any changes in the number of directors and evaluate the performance of the Board and its committees. In addition, the committee (a) oversees the evaluation of the Board and management and (b) develops and recommends to the Board a set of corporate governance principles. The committee will monitor and reassess from time to time these corporate governance principles. The committee met twice in 2006.

         A stockholder may submit the name of a director candidate for consideration by the Nominating and Governance Committee by writing to: Nominating and Governance Committee, ACME Communications, Inc., 2101 E. Fourth St., Suite 202A, Santa Ana, CA 92705. The stockholder must submit the following information in support of the candidate: (a) the name and address of the stockholder recommending the candidate; (b) a representation that the stockholder recommending the candidate is a stockholder of the Company’s stock; (c) a description of any arrangement or understanding between the stockholder and the candidate and any other person or persons regarding the stockholder’s submission of the candidate’s name for consideration and identifying such person or persons by name, address and affiliation with the stockholder, the candidate, and the Company, if any; (d) such other information regarding the candidate as the Company would be required to include in a proxy statement filed pursuant to the proxy rules of the SEC if the Board were to nominate the candidate for election as a director or if the Board were to appoint the candidate as a director; (e) the consent of the candidate to be identified to the board for consideration and to be identified in the proxy; and (f) the consent of the candidate to serve as a director if elected. The committee may refuse to consider any candidate for whom the stockholder fails to provide the information mentioned above.

         In evaluating a director candidate, the Nominating and Governance Committee will consider the candidate’s independence, character, corporate governance skills and abilities, business experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the board or its committees. The committee will use the same criteria in evaluating candidates suggested by stockholders as for candidates suggested by other sources.

Code of Conduct and Ethics

         Our Board of Directors has adopted a Code of Conduct and Ethics which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Conduct and Ethics is available on our website at www.acmecommunications.com. We intend to disclose future amendments to certain provisions of the Code of Conduct and Ethics, and any waivers of provisions of the Code of Conduct and Ethics required to be disclosed under the rules of the SEC, at the same location on our website.

Annual Stockholders Meeting

          It is our policy that all directors make every reasonable effort to attend the annual stockholder meeting, either in person or by telephone. Messrs. Kellner, Allen and Corrigan were physically present at the Company’s 2006 Annual Stockholders Meeting, held in Los Angeles, California, on June 9, 2006. All of our other directors were present by telephone.

Stockholder Communications

         Stockholders may communicate with any director, the entire Board, or any committee by sending a letter to that person(s), care of the Company’s Secretary, at 2101 E. Fourth St., Suite 202A, Santa Ana, CA 92705, or by sending an e-mail to them at: board@acmecomm.com. The Secretary will log in all such correspondence and forward the relevant letters and emails to the addressee(s) for appropriate action. Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be handled by the Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following contains information regarding the beneficial ownership of our common stock as of April 27, 2007, for:

•	holders or groups of related holders who, individually or as a group, are known to us to be the beneficial owners of 5% or more of our common stock;
•	each of our Named Executive Officers (as defined and set forth on the Summary Compensation Table);
•	each director;
•	our executive officers and directors as a group.

         The number of shares beneficially owned and the percentage of shares beneficially owned are based on 16,046,763 shares of common stock outstanding as of April 27, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes the shares over which the person has voting or investment power with respect to the securities. Shares subject to options that are exercisable within 60 days following April 27, 2007 are deemed to be outstanding and beneficially owned by the optionee for purposes of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each person or entity named below is c/o ACME Communications, Inc. 2101 E. Fourth Street, Suite 202A, Santa Ana, California 92705.

	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Jamie Kellner (1)	1,211,118	7.36%
Douglas Gealy (1)	911,190	5.56%
Thomas Allen (1)	908,525	5.54%
Edward Danduran (1)	81,883	*
John Conlin (1)	42,800	*
Michael Corrigan (1)	17,500	*
Thomas Embrescia (2)	96,777	*
Brian McNeill (3)	1,209,382	7.54%
Frederick Wasserman (1)	5,000	*
All directors and executive officers as a group (9 persons) (1)	4,484,175	25.97%
Wynnefield Capital Management LLC (4)	2,673,647	16.66%
CEA Capital Partners USA, LP (5)	1,535,360	9.57%
Dimensional Fund Advisors LP (6)	1,348,039	8.40%
Alta Communications, Inc./Burr, Egan, Deleage & Co., Inc. (3)	1,209,382	7.54%
West Creek Capital, Inc. (7)	1,160,078	7.23%
Gabelli Investors, Inc. et al (8)	963,535	6.00%

*	Represents beneficial ownership of less than 1%.

(1)

Messrs. Kellner, Gealy, Allen, Danduran, Conlin, Corrigan and Wasserman hold stock options for 419,318, 342,614, 342,614, 48,000, 15,000, 15,000 and 5,000 shares, respectively, that are fully exercisable or exercisable within 60 days of April 27, 2007, and, therefore, are included in the shares owned.

(2)

Excludes 47,229 shares held by each of the following trusts, 1994 Embrescia FITrust f/b/o F.M. Embrescia, 1994 Embrescia FITrust f/b/o M.M. Embrescia, 1994 Embrescia FITrust f/b/o A.M. Embrescia. The shares are held in these trusts for the benefit of Mr. Embrescia's children. Mr. Embrescia disclaims beneficial ownership of such shares.

(3)

Includes 57,862 shares held by Alta Subordinated Debt Management III, LP, 1,125,892 shares held by Alta Communications VI, LP, and 25,628 shares held by Alta Comm S by S, LLC. Alta Subordinated Debt Management III, L.P. is managed by Burr, Egan, Deleage & Co., Inc. and Alta Communications VI, L.P. and Alta Comm S By S, LLC are indirectly managed by Alta Communications, Inc. which may be deemed to have investment power with respect to the shares held by these partnerships. Mr. McNeill is the general partner of the general partner of Alta Subordinated Debt Management III and of Alta Communications VI and is a member of Alta Comm S by S, and may be deemed to have investment power with respect to the shares owned by these funds. Mr. McNeill disclaims beneficial ownership of the shares held by these funds, except to the extent of his proportionate pecuniary interest therein. The address for both Alta Communications, Inc. and Burr, Egan, Deleage & Co., Inc., which have common ownership, is 200 Clarendon Street, 51st Floor, Boston, MA 02116.

(4)	Based solely on a Form 4 dated January 31, 2007. The address for Wynnefield Capital Management, LLC is 450 Seventh Avenue, Suite 509, New York, NY 10123.

(5)

Includes 1,173,476 shares held by CEA Capital Partners USA, L.P. and 361,884 shares held by CEA Capital Partners USA CI, L.P., two limited partnerships. The address for Seaport Capital, LLC is 199 Water Street, 20th Floor, New York, New York 10038.

(6)	Based solely on a Schedule 13G/A filing dated February 9, 2007. The address for Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, CA 90401.

(7)	Based solely on a Schedule 13G/A filing dated February 15, 2007. The address for West Creek Capita1, Inc. is 1919 Pennsylvania Avenue, NW, Suite 725, Washington, D.C. 20006.

(8)	Based solely on a Schedule 13F-HR filing dated February 14, 2007. The address for Gabelli Investors, Inc. et al is One Corporate Center, Rye, NY 10580.

         No director, officer, affiliate of the Company or record owner of more than five percent of the Common Stock, or any associate of such person, is a party adverse to the Company in any material pending legal proceeding or has a material interest adverse to the Company in such proceeding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

         Based on written confirmations from all directors and officers subject to Section 16(a) with respect to our Company, during 2006 all such persons complied with the filing requirements of that Section.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since January 1, 2006, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described elsewhere in this proxy statement and the transactions described below. We believe that the agreements and transactions described below were generally on terms that were comparable to terms we could have obtained from unaffiliated third parties.

Policies and Procedures for Related Party Transactions

         Pursuant to its written charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions. The Audit Committee monitors and reviews potential conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management.

Registration Rights

         We have a registration rights agreement with all of our pre-initial public offering investors who still hold our capital stock, including Messrs. Kellner, Allen, Gealy, Embrescia and McNeill and their affiliates. At any time, these stockholders, holding an aggregate of at least 25% of the stock covered by this registration rights agreement, may demand that we file a registration statement covering our securities held by them. However, the securities to be registered must have an anticipated aggregate public offering price of at least $10.0 million. These stockholders can effect two such demand registrations.

         In addition, at any time we are eligible to use a Registration Statement on Form S-3 to register an offering of our securities, these stockholders may request that we file a registration statement on Form S-3 covering all or a portion of our securities held by them, if the aggregate public offering price is at least $2.0 million. These stockholders can request that we file two S-3 registration statements per year. In addition, these stockholders have piggyback registration rights. If we propose to register any common stock, these stockholders may require us to include all or a portion of their securities in such registration.

         These registration rights are subject to our right to delay the filing of a registration statement, not more than once in any 12-month period, for not more than 90 days.

         We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.

         The registration rights of each stockholder under this registration rights agreement terminate when such stockholder transfers its securities under Rule 144 promulgated under the Securities Act or their shares have otherwise been transferred.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

         The primary objective of our compensation policies and programs with respect to executive compensation is to serve our stockholders by attracting, retaining and motivating talented and qualified individuals to manage and lead our business. We focus on providing a competitive compensation package which provides both short and long-term incentives for the achievement of measurable corporate and individual performance objectives. The Compensation Committee is responsible for evaluating and making recommendations to the Board concerning the compensation levels of our executive officers. Our Compensation Committee and Board review a number of factors in making their decisions, including recommendations of management. Future decisions regarding executive compensation will continue to be the responsibility of our Compensation Committee.

         In 2006, we compensated our senior management primarily through base salaries at levels that we believed were comparable to executives of companies of similar size and stage of development. The Compensation Committee recommended the approval of, and the Board approved, Messrs. Kellner’s, Gealy’s and Allen’s consulting and employment agreements and the August 10, 2006 amendments extending the terms of those agreements through September 30, 2009.

Elements of Executive Compensation

         Base Salary or Consulting Fee

         We seek to provide our senior management with a level of base salary (or, in the case of Mr. Kellner, base consulting fee) in the form of cash compensation appropriate to their roles and responsibilities. Base salaries for our executives are established based on the executive’s qualifications, experience, scope of responsibilities, future potential and past performance, as well as the salaries paid by comparable companies for similar positions. Although base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels, Messrs. Kellner, Gealy and Allen have not been given an increase in their base salaries (or, in the case of Mr. Kellner, his base consulting fee) since January 1, 2002. Mr. Danduran has not received an increase in his base salary since January 1, 2004. The decisions not to raise base salaries has been based on numerous factors including the individual responsibilities, performance and experience of each executive and the downsizing of our Company as well as the general economic uncertainties and continuing uncertain television advertising demand and the resultant impact on the Company and the industry.

         Incentive Cash Bonuses

         Our practice is to award incentive cash bonuses to our executive officers based upon their individual performance as well as business and strategic objectives of the Company. In 2006, no bonuses were awarded to our executive officers as business conditions continued to be challenging for the Company. The Company expects to continue its informal discretionary plan for 2007 and beyond and will utilize incentive cash bonuses to reward executives for achieving financial and operational goals and for achieving individual performance objectives.

         Long-Term Equity Compensation

         We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. Because Messrs. Kellner, Gealy and Allen own significant amounts of Company stock that we believe align their interests with the stockholders, we have not granted any awards to these executives since our initial public offering in September 1999. From time to time, we grant other officers or employees of the Company and its operating subsidiaries stock options, which generally vest over a three year period, to provide a long-term incentive to such executives, provide them with an opportunity to obtain an ownership interest in our company and further align their interests with the interests of our stockholders. In recent years we have reduced the use of equity incentives. No stock options were granted to any of our employees in 2006.

         Other Compensation

         Our executive officers are eligible to receive the same benefits that are available to all employees. Certain additional benefits may be provided to our executives such as a Company provided automobile, but each on a case-by-case basis.

Summary Compensation Table

         The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2006 by our Chief Executive Officer, Chief Financial Officer and our two other executive officers whose total compensation exceeded $100,000 during that fiscal year (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation (2) ($)	Total ($)
Jamie Kellner	2006	258,500 (1)	--	--	--	258,500
Chairman of the Board and
Chief Executive Officer

Douglas Gealy	2006	387,750	--	--	9,420	397,170
President and Chief
Operating Officer

Thomas Allen	2006	387,750	--	--	15,112	402,862
Executive Vice President and
Chief Financial Officer

Edward Danduran	2006	175,000	--	--	5,250	180,250
Vice President and
Controller

(1)	For Mr. Kellner, this amount is his consulting fee.

(2)	The amounts disclosed in this column represent the following other compensation:

	Company Matching Contributions Under 401(k) Plan ($)	Personal Use of Company Automobile ($)	Total ($)
Douglas Gealy	6,600	2,820	9,420
Thomas Allen	6,600	8,512	15,112
Edward Danduran	5,250	--	5,250

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

         We have a non-exclusive consulting agreement with Mr. Kellner. In connection with his agreement, Mr. Kellner directs overall Company strategy and supervises the Company’s Chief Operating Officer and Chief Financial Officer and is regularly involved with senior management in monitoring and overseeing the Company’s progress and performance. We have full-time exclusive employment agreements with each of Messrs. Gealy and Allen. In August 2006, the Compensation Committee authorized, and the executives entered into, agreements to extend the consulting and employment agreements through September 2009.

         Mr. Kellner’s consulting agreement provides that either he or the Company may terminate the agreement for any reason upon forty-five days written notice and that in the event of such termination, no severance or further compensation will be due Mr. Kellner beyond the effective date of the termination.

         In the event that Messrs. Gealy or Allen are terminated in connection with a change in control, then each terminated executive is entitled to receive his base salary and continue to participate in employee benefits for the lesser of (a) the balance of the term of his contract or (b) one year from the date of termination. Such payments shall not be subject to mitigation. In the event that either of them are terminated without cause, then such executive is entitled to receive his base salary and employee benefits for the lesser of (a) the balance of the term of his contract or (b) eighteen months from the date of termination and such payments shall not be subject to mitigation. If during the term of Mr. Gealy’s or Allen’s employment agreements the Company completes the sale of four or more stations subsequent to August 10, 2006, including the Company’s sale of station WTVK in Ft. Myers – Naples, Florida which was completed in February 2007, then the Company can, if in good faith it determines that the executive’s services are no longer required, terminate the executive with ninety days written notice and such executive shall be entitled to receive his base salary plus employee benefits for an additional six month period. Any amounts paid by the Company during the six month severance period are subject to mitigation by the executive.

         As of December 31, 2006 Mr. Kellner’s annual consulting fee was $258,500, and will remain at this amount until his agreement expires on September 30, 2009.   As of December 31, 2006, each of Mr. Gealy’s and Mr. Allen’s base salary was $387,750, and will remain at this amount until their agreements expire on September 30, 2009.

         Messrs. Kellner, Gealy and Allen's agreements also entitle them to participate in an annual cash incentive plan that they are to present to the Compensation Committee for its review and approval. To date, the executives have declined the Committee’s invitation to propose such a plan and the executives are unlikely to do so in the future. Therefore, the Board has not adopted any annual cash incentive plan for these three executives.

         Mr. Danduran is employed by us on an at-will basis. Mr. Danduran’s base annual salary was $175,000 at December 31, 2006. Mr. Danduran is eligible for a discretionary annual cash bonus of up to 20% of his current base salary. No cash bonus was awarded to Mr. Danduran for 2006. In the event that Mr. Danduran is terminated due to a downsizing of the Company, he will be entitled to receive thirteen weeks of severance based on his then current base salary and such severance shall be subject to mitigation. In addition, all of his unvested options will become immediately vested.

Grants of Plan-Based Awards

        No options were granted to our Named Executive Officers in 2006.

Outstanding Equity Awards Value at Fiscal Year-End

        The following table includes certain information with respect to all unexercised options outstanding as of the fiscal year ended December 31, 2006 that were previously awarded to the Named Executive Officers.

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jamie Kellner	419,318	--	--	23.000	9/30/2009
Chairman of the Board and
Chief Executive Officer

Douglas Gealy	342,614	--	--	23.000	9/30/2009
President and Chief
Operating Officer

Thomas Allen	342,614	--	--	23.000	9/30/2009
Executive Vice President and
Chief Financial Officer

Edward Danduran	23,000	--	--	15.000	8/31/2009
Vice President and	15,000	--	--	23.000	9/30/2009
Controller	10,000	--	--	24.875	2/11/2010
	16,041	32,083	--	6.000	8/8/2015
	16,041	32,083	--	7.000	8/8/2015

(1)	Options vest and become exercisable 33.3% on the first anniversary of the grant date and 33.3% on each anniversary thereafter.

Options Exercised and Stock Vested

         None of the stock options held by our Named Executive Officers were exercised during 2006. None of our Named Executive Officers have been granted restricted stock.

Equity Compensation Plan Information

         Below is a summary of the shares issued and available for future issuance under the Company’s equity compensation plans as of December 31, 2006:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	2,463,846	$15.82	1,736,154
Equity compensation plans not approved by security holders	--	--	--
Total	2,463,846	$15.82	1,736,154

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is, and during 2006 was, composed entirely of the outside directors named as signatories to the Compensation Committee Report. No member of the Compensation Committee during 2006 has ever served as an officer or an employee of the Company or any of its subsidiaries. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006.

Brian McNeill, Chairman
Thomas Embrescia

AUDIT COMMITTEE REPORT

         Our Audit Committee is composed of three independent directors and operates under a written charter adopted by our Board of Directors. The Audit Committee selects our independent accountants.

         Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Our independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

         Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC.

         The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Michael Corrigan, Chairman
John Conlin
Frederick Wasserman

INDEPENDENT PUBLIC ACCOUNTANTS

         Our Audit Committee has appointed Mayer Hoffman McCann P.C. as our independent public accountants for the year ended December 31, 2007. Mayer Hoffman McCann P.C. has served as our independent public accountants since October 2006.

         We expect representatives of Mayer Hoffman McCann P.C. to be at the Annual Meeting and to be available to respond to questions from stockholders. We will give the Mayer Hoffman McCann P.C. representatives an opportunity to make a statement if they desire.

         Stockholder ratification of the selection of Mayer Hoffman McCann P.C. is not required by our Bylaws or otherwise. However, we are submitting the selection of Mayer Hoffman McCann P.C. to the stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

         Ratification of appointment of Mayer Hoffman McCann P.C. as our independent public accountants for 2007 will require the affirmative vote of a majority of the outstanding voting shares of the common stock represented in person or by proxy at the Annual Meeting. If the stockholders do not make such ratification, the Audit Committee and the Board of Directors will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Mayer Hoffman McCann P.C. as our independent auditors for the year ended December 31, 2007.

ACCOUNTANT FEES

         The aggregate fees, including reimbursement for out-of-pocket expenses, for professional services rendered by Mayer Hoffman McCann P.C. (“MHM”), our current independent accountants, and KPMG LLP (“KMPG”), our previous independent accountants, paid in the fiscal years ended December 31, 2006 and 2005 are as follows (in thousands):

	Years Ended December 31,
	2006	2005
Audit fees (including SOX 404 attestation and quarterly reviews):
Mayer Hoffman McCann P.C.	15	--
KPMG LLP	396	576

Audit related fees:
Mayer Hoffman McCann P.C.	--	--
KPMG LLP	--	--

Tax fees:
Mayer Hoffman McCann P.C.	--	--
KPMG LLP	25	48

All other fees:
Mayer Hoffman McCann P.C.	--	--
KPMG LLP	--	--

Total	$436	$624

Audit Fees

         In fiscal year 2006 and 2005, audit fees included fees associated with the audit of the Company’s annual financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, consents included in other SEC filings and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements related to those fiscal years.

Audit Related Fees

         There were no fees billed by either MHM or KPMG for audit related services in 2006 or 2005.

Tax Fees

         Tax fees in fiscal years 2006 and 2005 consisted of professional services billed for tax services, including tax compliance, tax advice and tax planning.

All Other Fees

         There were no fees billed by either MHM or KPMG for other services in 2006 or 2005.

Determination of Independence

         The Audit Committee of the Board of Directors has determined that the provision by KPMG of the non-audit related services described above is compatible with maintaining the independence of such accounting firms.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         All engagements for services by MHM, KPMG or other independent registered public accountants are subject to prior approval by the Audit Committee. The Audit Committee, or the Chairman where authority has been delegated to him, pre-approved all professional services provided by MHM and KPMG during 2006 and 2005.

Change in Accountants

        On October 12, 2006, KPMG was advised that the firm’s services as auditors of the Company were terminated. The decision was approved by the Audit Committee of the Board of Directors of the Company.

        The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2005 and 2004 there were: (1) no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, and (2) no reportable events.

         The Company engaged MHM to serve as its new independent registered certified public accountants. Prior to the engagement of MHM to provide the audit of the Company’s financial statements and the review of interim filings, the Company did not consult MHM regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

FINANCIAL AND OTHER INFORMATION

         Our Annual Report to Stockholders for the fiscal year ended December 31, 2006, which includes our Annual Report on Form 10-K/A (including financial statements and schedules, and a list of any exhibits not contained therein) are enclosed with this proxy statement. The exhibits to our Annual Report on Form 10-K/A are available to any stockholder who submits a written request to the Secretary, at 2101 E. Fourth Street, Suite 202A, Santa Ana, California 92705 and provides payment of charges that approximate our cost of reproduction.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2008 ANNUAL MEETING

         The Company’s current Bylaws include (a) a provision setting forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and (b) a provision setting forth certain procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”).

Nominations of Directors for the 2008 Annual Meeting

         No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the Annual Meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

         Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is changed by more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be received by us either (a) not more than 120 days nor less than 90 days before such annual meeting or (b) not later than the 10th day following the day on which public announcement of the date of the meeting is first made.

         Therefore, in order to be timely for the 2008 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices at 2101 E. Fourth Street, Suite 202A, Santa Ana, California 92705, not earlier than February 2, 2008 and not later than March 3, 2008. To be effective, the written notice must include (a) the name and address as they appear on our books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (b) a representation that the stockholder giving the notice is a holder of record of our stock entitled to vote at the 2008 Annual Meeting and intends to appear in person or by proxy at the 2008 Annual Meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (d) such information regarding each nominee proposed by the stockholder giving the notice as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in an election contest or is otherwise required pursuant to the Securities Exchange Act of 1934 and the rules thereunder; and (e) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to elect the nominee and / or otherwise solicit proxies from stockholders in support of the nominee.

Stockholder Proposals for the 2008 Annual Meeting

         Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

        To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is changed by more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be received by us either (a) not more than 120 days nor less than 90 days before such annual meeting or (b) not later than the 10th day following the day on which the public announcement of the date of the meeting is first made. Therefore, in order to be timely for the 2008 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices at 2101 E. Fourth Street, Suite 202A, Santa Ana, California 92705, not earlier than February 2, 2008 and not later than March 3, 2008.

         To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting (including the text of any resolution proposed and the language of any proposed amendments to the bylaws) and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (c) the class and number of shares of the Company which are beneficially owned by the stockholder and by the beneficial owner, if any, on whose behalf the proposal is made; (d) any material interest of the stockholder in such business and the beneficial owner, if any, on whose behalf the proposal is made; (e) a representation that the stockholder giving the notice is a holder of record of our stock entitled to vote at the 2008 Annual Meeting and intends to appear in person or by proxy at the 2008 Annual Meeting to propose such business; and (f) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to approve the proposal and / or otherwise solicit proxies from stockholders in support of the proposal.

         Any stockholder wishing to bring business before the 2008 Annual Meeting, who would like the Company to consider the inclusion of such proposal in the Company’s proxy materials relating to the 2008 Annual Meeting under Rule 14a-8 under the Exchange Act, also must submit such proposal to the Company and such proposal must be mailed and received at our principal executive offices no later than January 8, 2008. However, if the date of the 2008 Annual Meeting is changed by more than 30 days from the first anniversary of the Annual Meeting, the deadline for submission of a stockholder proposal for inclusion in the Company’s proxy statement will be a reasonable time before the Company mails its proxy materials for the 2008 Annual Meeting, and the Company will disclose the deadline in a report filed with the SEC. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

        With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held in the year 2008 that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

OTHER MATTERS

         The Board of Directors knows of no matters to be presented for action by the stockholders at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

ACME COMMUNICATIONS, INC.

Annual Meeting of Stockholders, June 1, 2007
This Proxy is Solicited on Behalf of the Board of Directors
of ACME Communications, Inc.

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 1, 2007 and the Proxy Statement, and appoints Jamie Kellner and Thomas Allen, and each of them, the Proxy of the undersigned, with the full power of substitution, to vote all shares of common stock of ACME Communications, Inc. (the “Company”) which the undersigned is entitled to vote, either in his or her own behalf or on behalf of any entity or entities at the Annual Meeting of Stockholders of the Company to be held at 11600 Wilshire Blvd., Suite 2300, Los Angeles, California, on June 1, 2007 at 9:00 a.m. (local time) and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

Detach Proxy Card Here

ACME COMMUNICATIONS, INC.

        The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.     To elect eight directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified:

FOR ALL NOMINEES*	WITHHOLD AUTHORITY FOR ALL NOMINEES*	EXECPTIONS*

Nominees: Jamie Kellner, Douglas Gealy, Thomas Allen, John Conlin, Michael Corrigan, Thomas Embrescia, Brian McNeill and Frederick Wasserman.

* Instructions: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee, while voting for the others, check the “Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.     To ratify the appointment of Mayer Hoffman McCann P.C. as the independent auditors of the Company for the fiscal year ending December 31, 2007:

FOR	AGAINST	ABSTAIN

3.    In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

FOR	AGAINST	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF MAYER HOFFMAN MCCANN P.C. AS INDEPENDENT AUDITORS

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

___________________________________________________________
(Print name(s) on certificate)

___________________________________________________________
Please sign your name(s) (Authorized Signature(s))

Date:_______________________________________________________
This Proxy must be signed and dated to be valid